EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AVX Corporation (the "Registrant") on Form 10-K for the period ending March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John Sarvis and Kurt P. Cummings, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the results of operations and financial condition of the Registrant.

Date:	May 18, 2018

/s/ John Sarvis
John Sarvis
Chairman, Chief Executive Officer and President

/s/ Kurt P. Cummings
Kurt P. Cummings
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AVX Corporation and will be retained by AVX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.